Exhibit 10.2
Includes 1st amendment
Includes 2nd amendment
Includes 3rd amendment

QUANEX BUILDING PRODUCTS CORPORATION
DEFERRED COMPENSATION PLAN

Page

Article I	DEFINITIONS	I-1
1.1	“Account”	I-1
1.2	“Affiliate”	I-1
1.3	“Applicable Covered Employee”	I-1
1.4	“Beneficiary”	I-1
1.5	“Board”	I-1
1.6	“Change of Control”	I-1
1.7	“Change of Control Value”	I-3
1.8	“Code”	I-3
1.9	“Committee”	I-3
1.10	“Common Stock”	I-3
1.11	“Common Stock Fund”	I-3
1.12	“Company”	I-3
1.13	“Company Match”	I-3
1.14	“Covered Employee”	I-3
1.15	“Deferred Compensation Ledger”	I-3
1.16	“Director”	I-3
1.17	“Director Fees”	I-3
1.18	“Disability”	I-3
1.19	“Effective Date”	I-4
1.20	“Incentive Bonus”	I-4
1.21	“Investment Fund”	I-4
1.22	“Normal Retirement Date”	I-4
1.23	“NYSE”	I-4
1.24	“Omnibus Compensation”	I-4
1.25	“Participant”	I-4
1.26	“Plan”	I-4
1.27	“Plan Year”	I-4
1.28	“Sponsor”	I-4
1.29	“Rabbi Trust”	I-4
1.30	“Restricted Period”	I-4
1.31	“Retirement”	I-5
1.32	“Retirement Plan”	I-5
1.33	“Securities Act”	I-5
1.34	“Separation From Service”	I-5
1.35	“Stock Fund Unit”	I-5
1.36	“Subsidiary”	I-5
1.37	“Term of Deferral”	I-5
1.38	“Valuation Date”	I-5
1.39	“Voting Securities”	I-5

(continued)
Page

Article II	ELIGIBILITY	II-1
Article III	DEFERRALS AND COMPANY CONTRIBUTIONS	III-1
3.1	Deferral Election	III-1
3.2	Change of Election	III-2
3.3	Special 409A Transition Election	III-2
3.4	Company Match	III-3
3.5	Mandatory. Deferral	III-3
Article IV	ACCOUNT	IV-1
4.1	Establishing a Participant’s Account	IV-1
4.2	Credit of the Participant’s Deferral and the Company’s Match	IV-1
4.3	Crediting of Dividends and Distributions on Common Stock	IV-1
4.4	Crediting of Earnings and Losses	IV-1
4.5	Common Stock Conversion Election	IV-2
4.6	Conversion and Cash-Out Upon a Change of Control	IV-3
Article V	VESTING AND EVENTS CAUSING FORFEITURE	V-1
5.1	Vesting	V-1
5.2	Forfeiture for Cause	V-1
5.3	Forfeiture for Competition	V-1
5.4	Full Vesting in the Event of a Change of Control	V-2
Article VI	DISTRIBUTIONS	VI-1
6.1	Form of Distributions or Withdrawals	VI-1
6.2	Death	VI-1
6.3	Disability	VI-2
6.4	Expiration of Term of Deferral	VI-2
6.5	Unforeseeable Emergency Withdrawals	VI-2
6.6	Valuation	VI-2
6.7	Mandatory Immediate Lump Sum Payment	VI-3
6.8	Payment Restrictions on Any Portion of a Benefit Determined Not to Be Deductible	VI-3
6.9	Responsibility for Distributions and Withholding of Taxes	VI-3
Article VII	ADMINISTRATION	VII-1
7.1	Committee Appointment	VII-1
7.2	Committee Organization and Voting	VII-1
7.3	Powers of the Committee	VII-1
7.4	Committee Discretion	VII-2
7.5	Annual Statements	VII-2
7.6	Reimbursement of Expenses	VII-2
7.7	Limitation on Liability	VII-2
Article VIII	ADOPTION BY SUBSIDIARIES	VIII-1
8.1	Procedure for and Status After Adoption	VIII-1
8.2	Termination of Participation by Adopting Subsidiary	VIII-1
Article IX	AMENDMENT AND/OR TERMINATION	IX-1
9.1	Amendment or Termination of the Plan	IX-1

(continued)
Page

9.2	No Retroactive Effect on Awarded Benefits	IX-1
9.3	Effect of Termination	IX-1
Article X	FUNDING	X-1
10.1	Payments Under This Agreement Are the Obligation of the Company	X-1
10.2	Agreement May Be Funded Through Rabbi Trust	X-1
10.3	Reversion of Excess Assets	X-1
10.4	Participants Must Rely Only on General Credit of the Company	X-2
Article XI	MISCELLANEOUS	XI-1
11.1	Limitation of Rights	XI-1
11.2	Distributions to Incompetents or Minors	XI-1
11.3	Nonalienation of Benefits	XI-1
11.4	Expenses Incurred in Enforcing the Plan	XI-1
11.5	Reliance Upon Information	XI-2
11.6	Severability	XI-2
11.7	Notice	XI-2
11.8	Gender and Number	XI-2
11.9	Governing Law	XI-2
11.10	Section 409A	XI-2
11.11	Amendment and Restatement of the Plan	XI-3

QUANEX BUILDING PRODUCTS CORPORATION
DEFERRED COMPENSATION PLAN
This agreement by Quanex Building Products Corporation (the “Sponsor”),
W I T N E S S E T H :
WHEREAS, Quanex Corporation (“Quanex”) previously established the Quanex Corporation Deferred Compensation Plan (the “Prior Plan”) effective October 1, 1981, which provides a mechanism by which certain highly compensated management personnel may defer certain prior to such compensation being earned and directors may defer their director’s fees prior to their being earned;
WHEREAS, Quanex amended and restated the Prior Plan effective October 12, 1995, June 1, 1999, November 1, 2001 and July 1, 2004;
WHEREAS, in connection with the transactions contemplated by the Distribution Agreement dated as of December 19, 2007 among Quanex Corporation, Quanex Building Products Corporation LLC, and Quanex Building Products Corporation (the “Distribution Agreement”), Quanex, Quanex Building Products Corporation LLC (the “LLC”) and the Sponsor desire to spin-off from the Prior Plan a mirror image pension plan for the exclusive benefit of employees previously employed by Quanex in connection with its Building Products businesses and the employees of the corporate office of Quanex who are employed by the LLC or the Sponsor at or after the “Distribution” (as defined in the Distribution Agreement);
WHEREAS, subsequent to the Distribution, the Sponsor shall assume the sponsorship of the spun-off portion of the Prior Plan
NOW, THEREFORE, effective as of, and contingent upon, the closing of the Distribution (the “Effective Date”), the LLC and the Sponsor agree that the spun-off portion of the Prior Plan shall be amended and restated as the “Quanex Building Products Deferred Compensation Plan” as set forth as follows:

ARTICLE I

DEFINITIONS
1.1    “Account” means a Participant’s account in the Deferred Compensation Ledger maintained by the Committee which reflects the benefits a Participant is entitled to under the Plan.
1.2    “Affiliate” means all business organizations which are members of a controlled group of corporations (within the meaning of section 414(b) of the Code), or which are trades or businesses (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code), or which are members of an affiliated service group of employers (within the meaning of section 414(m) of the Code), which related group of corporations, businesses or employers includes the Sponsor.
1.3    “Applicable Covered Employee” means any of the following:
(a)    a Covered Employee of the Sponsor;
(b)    a Covered Employee of an Affiliate; and
(c)    a former employee who was a Covered Employee at the time of termination of employment with the Sponsor or an Affiliate.
1.4    “Beneficiary” means a person or entity designated by the Participant under the terms of the Plan to receive any amounts distributed under the Plan upon the death of the Participant.
1.5    “Board” means the board of directors of the Sponsor.
1.6    “Change of Control” means the occurrence of one or more of the following events after the Effective Date of the Plan:
(a)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Act) (a “Covered Person”) of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Securities Act) of 20 percent (20%) or more of either (i) the then outstanding shares of the common stock of the Sponsor (the “Outstanding Quanex BP Common Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Sponsor entitled to vote generally in the election of directors (the “Outstanding Quanex BP Voting Securities”); provided, however, that for purposes of this subsection (a) of this Section, the following acquisitions shall not constitute a Change of Control of the Sponsor: (i) any acquisition directly from the Sponsor, (ii) any acquisition by the Sponsor, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Sponsor or any entity controlled by the Sponsor, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section; or
(b)    individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board;

provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Sponsor’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Covered Person other than the Board; or
(c)    the consummation of (xx) a reorganization, merger or consolidation or sale of the Sponsor or (yy) a disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Quanex BP Common Stock and Outstanding Quanex BP Voting Securities immediately prior to such Business Combination beneficially own, direct or indirectly, more than 80 percent (80%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Sponsor or all or substantially all of the Sponsor’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Quanex BP Common Stock and Outstanding Quanex BP Voting Securities, as the case may be, (ii) no Covered Person (excluding any employee benefit plan (or related trust) of the Sponsor or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination, were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or
(d)    the approval by the stockholders of the Sponsor of a complete liquidation or dissolution of the Sponsor.
Notwithstanding the foregoing, for purposes of a distribution from the Plan, including upon termination of the Plan, the term “Change of Control” means a “change in the ownership or effective control” of the Sponsor, or a “change in the ownership of a substantial portion of the assets” of the Sponsor as described in section 409A of the Code.
1.7    “Change of Control Value” means the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Sponsor in the merger, consolidation, reorganization, sale of assets or dissolution transaction that constitutes a Change of Control, (ii) the price per share offered to stockholders of the Sponsor in any tender offer or exchange offer that constitutes a Change of Control, or (iii) if a Change of Control occurs other than a Change of Control specified in clause (i) or (ii), the fair market value per share of the Common Stock on the date of the Change of Control, based on the closing quotation as described in Section 4.2, on that day. If the consideration offered to stockholders of the Company in any transaction described above consists of anything other than cash, the Committee shall determine the cash equivalent of the fair market value of the portion of the consideration offered that is other than cash.
1.8    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
1.9    “Committee” means the persons who are from time to time serving as members of the committee administering the Plan.
1.10    “Common Stock” means the Sponsor’s common stock, $0.01 par value (or such other par value as may be designated by the vote of the Sponsor stockholders or such other equity securities of the Sponsor into which such common stock may be converted, reclassified or exchanged).
1.11    “Common Stock Fund” means an Investment Fund which is invested exclusively in Common Stock and which is accounted for as a unitized stock fund.
1.12    “Company” means the Sponsor and any Subsidiary adopting the Plan.
1.13    “Company Match” means the 20 percent (20%) match which the Company makes to the amount deferred by a Participant under the Plan for three or more Plan Years and deemed credited in the form of Stock Fund Units during a Plan Year.
1.14    “Covered Employee” means an individual (i) described in section 162(m)(3) of the Code or (ii) subject to the requirements of Section 16(a) of the Securities Act.
1.15    “Deferred Compensation Ledger” means the ledger maintained by the Committee for each Participant which reflects the amount of compensation deferred for the Participant under the Plan, the Company match, and the amount of income or losses credited on each of these amounts.
1.16    “Director” means any person serving as a member of the Board of Directors.
1.17    “Director Fees” means any amount paid to a Director for services in such capacity.
1.18    “Disability” means the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer.

1.19    “Effective Date” has the meaning ascribed to it in the Preamble of the Plan.
1.20    “Incentive Bonus” means a bonus awarded or to be awarded to the Participant under the Quanex Building Products Management Incentive Program (or its successor plan).
1.21    “Investment Fund” means a mutual fund or other investment option that is designated by the Committee for purposes of determining the amount of the Company’s deferred compensation obligation to a Participant under the Plan.
1.22    “Normal Retirement Date” means the first day of the month that coincides with or next follows the date on which the Participant or former Participant (a) attains age 65 or (b) in the case of a Director, completes either two full terms or six years of service as a Director.
1.23    “NYSE” means the New York Stock Exchange.
1.24    “Omnibus Compensation” means compensation earned under an annual incentive award, long term incentive award or other cash-based award granted under the Quanex Building Products Corporation 2008 Omnibus Incentive Plan (or any successor plan(s) making awards of this type), as each award is defined under such plan.
1.25    “Participant” means an employee or director of a Company who is participating in the Plan.
1.26    “Plan” means the Quanex Building Products Corporation Deferred Compensation Plan set forth in this document, as amended from time to time.
1.27    “Plan Year” means a one-year period that coincides with the fiscal year of the Sponsor, which begins on the first day of November of each calendar year and ends on October 31 of the next ensuing calendar year.
1.28    “Sponsor” means the Quanex Building Products Corporation, the sponsor of the Plan.
1.29    “Rabbi Trust” means the Quanex Building Products Corporation Deferred Compensation Trust, which agreement was entered into between the Sponsor and Bank of America.
1.30    “Restricted Period” means, for any qualified defined benefit plan sponsored by the Sponsor or an Affiliate, any period during which the plan is in at-risk status as described in section 409A of the Code.
1.31    “Retirement” means a Participant’s Separation From Service that meets the requirements of retirement from any Company covered by the Plan under the terms of the Retirement Plan or, in the case of a Director, after completing either two full terms or six years of service as a Director.
1.32    “Retirement Plan” means the Quanex Building Products Group Salaried and Nonunion Employee Pension Plan (or its successor), or if the Participant does not participate in that plan, the defined contribution plan maintained by the Company that is intended to satisfy the requirements of section 401(a) of the Code in which the Participant participates.
1.33    “Securities Act” means the Securities Exchange Act of 1934, as amended from time to time.
1.34    “Separation From Service” means a Participant’s complete separation from service with the Company and of its Affiliates. The determination of whether a Participant incurs a Separation From Service will be determined in accordance with section 409A of the Code.
1.35    “Stock Fund Unit” means each unit of the Common Stock Fund, which unit shall be equal in value to a share of Common Stock.
1.36    “Subsidiary” means any wholly-owned subsidiary of the Sponsor.
1.37    “Term of Deferral” means the period of deferral chosen by the Participant under the election procedure established in Section 3.1 or by the Committee which pertains to that portion of the Incentive Bonus, Omnibus Compensation or Director Fees for each given Plan Year and its accumulated income accrued that has been deferred under an election made prior to the commencement of the period during which it is earned.
1.38    “Valuation Date” means the date as of which an Investment Fund is valued for purposes of the Plan. Until the Committee determines otherwise, the Valuation Dates shall be each business day. The Valuation Date for purposes of a distribution shall be determined as set forth in Section 6.6.
1.39    “Voting Securities” means any security which ordinarily possesses the power to vote in the election of the Board without the happening of any precondition or contingency.

ARTICLE II

ELIGIBILITY
Except as specified below, all Directors, executive officers of the Sponsor and all members of the Corporate Executive Committee (or successor thereto) will be eligible to participate in the Plan. The Committee retains the right to establish such additional eligibility requirements for participation in the Plan as it may determine are appropriate or necessary from time to time and has the right to determine, in its sole discretion, that any one or more persons who meet the eligibility requirements will not be eligible to participate for one or more Plan Years beginning after the date they are notified of this decision by the Committee.

ARTICLE III

DEFERRALS AND COMPANY CONTRIBUTIONS
3.1    Deferral Election. A Participant may elect during the election period(s) established by the Committee prior to the beginning of any Plan Year or calendar year, as applicable (except in the cases of Incentive Bonus or Omnibus Compensation that is performance-based), or, in the case of a newly eligible Participant, within 30 days of notification that he is eligible to participate in the Plan:
(1)    the percentage of his Incentive Bonus earned during and relating to the ensuing Plan Year which is to be deferred under the Plan;
(2)    the percentage of his Omnibus Compensation earned during the performance period that begins during the ensuing Plan Year which is to be deferred under the Plan;
(3)    the percentage of his Director Fees earned during and relating to the ensuing calendar year which is to be deferred under the Plan;
(4)    the percentage of the amount deferred, if any, to be deferred and deemed credited in the form of Stock Fund Units and the percentages, if any, to be deferred in the form of cash and deemed credited to the Investment Funds;
(5)    the length of the period of deferral, if any amount has been elected to be deferred (which amount shall include any corresponding matching contributions for such Plan Year), which deferral shall be:
A.    to a date certain, or
B.    to Separation From Service with the Company.
(6)    the form of payment of the amount that has been elected to be deferred for such Plan Year (and earnings thereon) – a lump sum, or quarterly or annual installment payments of the principal amount adjusted for earnings and losses accrued after the distribution date, or last installment paid, if later, over no less than three nor more than 20 years.
In the case of any Omnibus Compensation that is performance-based and based on services performed over a period of at least 12 months, an initial deferral election may be made during the election period established by the Committee which may occur prior to or after the beginning of any Plan Year or calendar year, provided, that such election must be made no later than six months before the end of the performance period.
If a Participant elects a deferral period to a date certain, the deferral period shall end upon the Participant’s death, Disability or Separation From Service, if earlier.

In the event a Participant fails to make a time of payment election under Section 3.1(6) with respect to any amounts deferred under the Plan, such amounts shall be distributed upon the earlier of the Participant’s death, Disability or Separation from Service and such distribution shall be made in the form of a lump sum payment.
The deferrals deemed credited to the Common Stock Fund in Stock Fund Units as elected by Participants in any Plan Year must not exceed three percent (3%) of the shares of Common Stock outstanding on the first day of the Plan Year. In the event this maximum would be exceeded, each Participant who is an employee of a Company and elected to defer in the form of Stock Fund Units shall have his election reduced on a pro rata basis as compared to all Participants who elected to defer in the form of Stock Fund Units until those deferrals in the aggregate for that Plan Year equal the maximum and the portion of his Incentive Bonus and Omnibus Compensation which would have been deferred in the form of Stock Fund Units shall instead be distributed to the Participant as provided in the Quanex Building Products Management Incentive Program and the Quanex Building Products Corporation 2008 Omnibus Incentive Plan, as applicable (or their successor plans).
The election to participate in the Plan for a given Plan Year will be effective only upon receipt by the Committee or its designee of the Participant’s properly executed election on such form or in accordance with such procedures as will be determined by the Committee from time to time. If the Participant does not exercise his right to defer, the Participant will be deemed to have elected not to defer any part of his Incentive Bonus, Omnibus Compensation or Director Fees for that Plan Year and all of his Incentive Bonus, Omnibus Compensation and Director Fees will be paid in cash.
3.2    Change of Election. Once an election has been made it becomes irrevocable for that Plan Year, except that a Participant may change his deemed investment selections in accordance with Section 4.5 and procedures established by the Committee and may change the election of the time and form of payment he previously elected under Section 3.1(5) or 3.1(6); provided that all changes of election of a Participant’s time or form of payment shall be effective only if the election change is received by the Committee or its designee in proper form 12 months prior to the event which would require a distribution under the Plan, such election change does not provide for a payment or commencement of payment that is earlier than five (5) years after the date on which such payment would otherwise have been made, and during the 12-month period prior to the effective date of such election change, the last effective election made by the Participant shall continue to remain in force; provided further, that with respect to amounts deferred and vested on or before December 31, 2004, all changes of election of a Participant’s time or form of payment with respect to such amounts shall be effective only if the election change is received by the Committee or its designee in proper form during the 30-day period ending 12 months prior to the event which would require a distribution under the Plan.
3.3    Special 409A Transition Election. Pursuant to, and in accordance with, the transition guidance issued by the Internal Revenue Service under section 409A of the Code, and as such guidance was modified by I.R.S. Notice 2007-86, the directors and executive officers of the Company who participate in the Plan may elect during 2008, at such time(s) as determined by the management of the Company after consultation with the Compensation Committee of the Company, to change the time and form of payment of the compensation such directors and officers previously elected to defer under the Plan, including amounts deferred and vested prior to January 1, 2005; provided, that any such election may not permit the payment of any such compensation that is payable during 2008 to be deferred to a subsequent year or any such compensation that is otherwise payable during a year subsequent to 2008 to be paid in 2008.
3.4    Company Match. Effective April 1, 2009, Company Match shall no longer be made to the Plan on behalf of any Participant until such time as the Board determines otherwise. With respect to periods prior to April 1, 2009, for each Participant who makes an election under the Plan to defer a portion of his annual incentive award Omnibus Compensation or Director Fees in the form of Stock Fund Units for a period of three full years or more from the effective date of the deferral election, the Company will credit to the Account of such Participant additional Stock Fund Units equal to 20 percent (20%) of the amount which is deferred in the form of Stock Fund Units.
3.5    Mandatory. Deferral. If a Participant becomes entitled to a cash payment of part or all of an Incentive Bonus or his Omnibus Compensation because the Participant did not elect to defer all of his Incentive Bonus or Omnibus Compensation and the Company determines that section 162(m) of the Code may not allow the Company to take a deduction for part or all of the Incentive Bonus or Omnibus Compensation, then, unless a Change of Control has occurred after the Effective Date, the payment of the Incentive Bonus or Omnibus Compensation otherwise payable hereunder will be delayed to the extent any such payment would not be deductible by the Company by reason of section 162(m) of the Code. The Committee may waive the mandatory deferral required by this Section 3.5 with respect to a Participant who is not a member of the Committee but such waiver shall only be made on an individual basis. In accordance with procedures established by the Committee, a Participant whose Incentive Bonus or Omnibus Compensation is in whole or in part mandatorily deferred pursuant to this Section 3.5 shall be permitted to have the amount of such mandatory deferral deemed invested in the Common Stock Fund or the Investment Funds in such proportions as he shall designate.

ARTICLE IV

ACCOUNT
4.1    Establishing a Participant’s Account. The Committee will establish an Account for each Participant in a special Deferred Compensation Ledger which will be maintained by the Company. The Account will reflect the amount of the Company’s obligation to the Participant at any given time.
4.2    Credit of the Participant’s Deferral and the Company’s Match. Upon completion of the Plan Year or quarter, as applicable, the Committee will determine, as soon as administratively practicable, the amount of a Participant’s annual incentive award Omnibus Compensation or Director Fees that has been deferred for that Plan Year or quarter, as applicable, and the amount of the Company Match, if any, and will credit that or those amounts to the Participant’s Account as of the end of the Plan Year or quarter, as applicable, during which the annual incentive award Omnibus Compensation or Director Fees were earned. If the Participant elected his deferral to be in Stock Fund Units, the number of full and fractional Stock Fund Units credited to his Account shall be the number of full and fractional shares of Common Stock that could have been purchased with the dollar amount deferred and the related Company Match, if any, without taking into account any brokerage fees, taxes or other expenses which might be incurred in such a transaction, based upon the closing quotation on the NYSE, or if not traded on the NYSE, the principal market in which the Common Stock is traded on the date the amount would have been paid had it not been deferred pursuant to Article III.
4.3    Crediting of Dividends and Distributions on Common Stock. When dividends are declared and paid, or other distributions, whether stock, property, cash or other rights, are made with respect to the Common Stock, those dividends and other distributions shall be accrued in a Participant’s Account based upon the number of Stock Fund Units credited to his Account. The dividends or other distributions on shares of Common Stock shall be credited to the Participant’s Account as additional Stock Fund Units. The number of additional Stock Fund Units credited to the Participant’s Account shall be the number of full and fractional shares of Common Stock that could have been purchased with the dollar amount of the dividend or other distribution, without taking into account any brokerage fees, taxes or other expenses which might be incurred in such a transaction, based upon the closing quotation at the NYSE or if not traded on the NYSE, the principal market in which the Common Stock is traded, on the date of the dividend or other distribution.
4.4    Crediting of Earnings and Losses. Each Participant shall be awarded by the Committee earnings and losses on his deferred compensation as part of his total deferred compensation under the Plan equal to the amount which is deemed to be earned and lost on his bookkeeping Account established to enable the Company to determine its obligations under the Plan. For the purpose of determining the earnings and losses to be credited to the Participant’s Account under the Plan, the Committee shall assume that the Participant’s Account is invested in units or shares of the Investment Funds in the proportions selected by the Participant in accordance with procedures established by the Committee. This amount accrued by the Committee as deferred compensation shall be a part of the Company’s obligation to the Participant and payment of it shall be a general obligation of the Company. The determination of earnings and losses based on the income and appreciation of the Participant’s Account shall in no way affect the ability of the general creditors of the Company to reach the assets of the Company or the Rabbi Trust in the event of the insolvency or bankruptcy of the Company or place the Participants in a secured position ahead of the general creditors of the Company. Although a Participant’s investment selections made in accordance with the terms of the Plan and such procedures as may be established by the Committee shall be relevant for purposes of determining the Company’s obligation to the Participant under the Plan, there is no requirement that any assets of the Company (including those held in the Rabbi Trust) shall be invested in accordance with the Participant’s investment selections.
Earnings and losses will be accrued on each Valuation Date on each portion of a Participant’s Account deemed invested in an Investment Fund from the later of (a) the time the amount is deemed credited to the Investment Fund or (b) the last previous Valuation Date.
4.5    Common Stock Conversion Election. At any time during a period of three years prior to the earliest time a Participant who is an employee of a Company could retire under the Retirement Plan and ending on that Participant’s Normal Retirement Date, a Participant who is an employee of a Company may elect a Retirement date under the Retirement Plan and may elect to have all or a portion of the Stock Fund Units in his Account converted to cash and deemed to be invested in any Investment Fund(s) selected by him. In that event, all such Stock Fund Units shall be converted on the date notice is received by the Company based upon the closing quotation as described in Section 4.2, on that day, unless the Participant has specified no more than five different dates after the date of the notice on which the Participant desires all or a portion of the Stock Fund Units to be converted and the percentage of units to be converted on each date. If the Participant has specified dates for and the percentage of units to be converted, then the designated percentage of Stock Fund Units to be converted on each date shall be converted on the specified date based on the closing quotation as described in Section 4.2 on such specified dates.
At any time that is at least three years after a Stock Fund Unit is credited to his Account pursuant to Section 4.2, a Participant may elect to have such Stock Fund Unit converted to cash and deemed to be invested in any Investment Fund(s) selected by him. In that event, all such Stock Fund Units specified by the Participant in a written notice to the Company which have been credited to the Participant’s Account for at least three years prior to the giving of such notice shall be converted on the date notice is received by the Company based upon the closing quotation as described in Section 4.2, on that day.
A Participant may elect at any time to have each Stock Fund Unit that is credited to his Account pursuant to Section 4.3 converted to cash and deemed to be invested in any Investment Fund(s) selected by him. In that event, all such Stock Fund Units specified by the Participant in a written notice to the Company which were credited to the Participant’s Account pursuant to Section 4.3 shall be converted on the date notice is received by the Company based upon the closing quotation as described in Section 4.2, on that day.
4.6    Conversion and Cash-Out Upon a Change of Control. Notwithstanding any other provision of the Plan, including but not limited to Section 6.6, immediately upon the occurrence of a Change of Control, all Stock Fund Units credited to a current or former Participant’s Account shall be converted to cash based on the Change of Control Value of such Stock Fund Units. If such

Change of Control meets the requirements of a “change of control” as defined by section 409A of the Code, within five days after the date on which such Change of Control occurs, all current and former Participants shall be paid in cash lump sum payments the balances credited to their Accounts. If such Change of Control does not meet the requirements of a “change of control” as defined by section 409A of the Code, no payments shall be made to the current and former Participants in the Plan as a result of such Change of Control.

ARTICLE V

VESTING AND EVENTS CAUSING FORFEITURE
5.1    Vesting.
(a)    Deferrals. All deferrals of the Incentive Bonus, Omnibus Compensation and Director Fees and all income accrued on the deferrals will be 100 percent (100%) vested except for the events of forfeiture described in Sections 5.2 and 5.3.
(b)    Company Match and Dividends. Except as provided in Sections 5.2 and 5.3, each Stock Fund Unit accrued under Section 3.4 as a Company Match and credited to the Participant’s account pursuant to Section 4.2 (including any dividends or other property or rights accumulated because of such Unit and credited on such Stock Fund Unit under Section 4.3) shall vest on the earlier to occur of (i) the third anniversary of the date on which such Stock Fund Unit was credited to the Participant’s account, (ii) the Participant’s death, (iii) the Participant’s Separation From Service due to a Disability, or (iv) the Participant’s Retirement. If a Participant ceases to be an employee or director, other than due to death, Disability or Retirement, within three years after a Company Matching accrual of Stock Fund Units is credited to the Participant’s account, such Company Matching accruals (including any dividends or other property or rights accumulated because of those Stock Fund Units) shall be immediately forfeited.
5.2    Forfeiture for Cause. If the Committee finds, after full consideration of the facts presented on behalf of both the Company and a former Participant, that the Participant was discharged by the Company for fraud, embezzlement, theft, commission of a felony, proven dishonesty in the course of his employment by the Company which damaged the Company, or for disclosing trade secrets of the Company, the entire amount credited to his Account, exclusive of an amount equal to the total balance of deferrals of the Participant, will be forfeited. The decision of the Committee as to the cause of a former Participant’s discharge and the damage done to the Company will be final. No decision of the Committee will affect the finality of the discharge of the Participant by the Company in any manner.
5.3    Forfeiture for Competition. If at the time a distribution is being made or is to be made to a Participant or former Participant, the Committee finds after full consideration of the facts presented on behalf of the Company and the Participant or former Participant, that the Participant or former Participant at any time within two years from his Separation From Service from the Company, and without written consent of the Company, directly or indirectly owns, operates, manages, controls or participates in the ownership, management, operation or control of or is employed by, or is paid as a consultant or other independent contractor by a business which competes or at any time did compete with the Company by which he was formerly employed in a trade area served by the Company at the time distributions are being made or to be made and in which the Participant or former Participant had represented the Company while employed by it; and, if the Participant or former Participant continues to be so engaged 60 days after written notice has been given to him, the Committee will forfeit all amounts otherwise due the Participant or former

Participant, exclusive of an amount equal to the total balance of deferrals of the Participant or former Participant.
5.4    Full Vesting in the Event of a Change of Control. The forfeitures created by Sections 5.1(b), 5.2 and 5.3 shall not apply with respect to any amounts credited to the Accounts of current or former Participants after the occurrence of a Change of Control.

ARTICLE VI

DISTRIBUTIONS
6.1    Form of Distributions or Withdrawals. Upon a distribution or withdrawal, the number of Stock Fund Units credited to the Participant’s Account, if any, and the amounts credited to the Participant’s Account and deemed invested in the Investment Funds, if any, required to be distributed shall be distributed in cash, whether the distribution or withdrawal is in a lump sum or in installments. For this purpose, the amount per unit in the Company Stock Fund deemed credited to Participant’s Account shall equal the closing quotation for the Common Stock on the NYSE (or if not traded on the NYSE, the principal market in which the Common Stock is traded) on the third business day prior to the date of distribution. If the distribution is in installments, all dividends and other property or rights accumulating on the shares still undistributed will be credited as provided in Section 4.3 and distributed with the next installment. A lump sum or installment distribution of amounts deemed invested in an Investment Fund shall be based upon the value of the Investment Fund as of the close of the Valuation Date immediately preceding such distribution.
6.2    Death. Upon the death of a Participant prior to the expiration of the Term of Deferral, the Participant’s Beneficiary or Beneficiaries will receive in cash as required by Section 6.1 the balance then credited to the Participant’s Account in the Deferred Compensation Ledger. The lump sum distribution or the first installment of the periodic distribution will be made 90 days after the Participant’s death, or, if later, as soon as administratively practicable following the Participant’s death.
Each Participant, upon making his initial deferral election, will file with the Committee or its designee a designation of one or more Beneficiaries to whom distributions otherwise due the Participant will be made in the event of his death prior to the complete distribution of the amount credited to his Account in the Deferred Compensation Ledger. The designation will be effective upon receipt by the Committee or its designee of a form which the Committee has approved for that purpose and which has been completed in accordance with procedures approved by the Committee. The Participant may from time to time revoke or change any designation of Beneficiary by filing another approved Beneficiary designation form with the Committee or its designee. If there is no valid designation of Beneficiary on file with the Committee or its designee at the time of the Participant’s death, or if all of the Beneficiaries designated in the last Beneficiary designation have predeceased the Participant or otherwise ceased to exist, the Beneficiary will be the Participant’s spouse, if the spouse survives the Participant, or otherwise the Participant’s estate. A Beneficiary must survive the Participant by 60 days in order to be considered to be living on the date of the Participant’s death. If any Beneficiary survives the Participant but dies or otherwise ceases to exist before receiving all amounts due the Beneficiary from the Participant’s Account, the balance of the amount which would have been paid to that Beneficiary will, unless the Participant’s designation provides otherwise, be distributed to the individual deceased Beneficiary’s estate or to the Participant’s estate in the case of a Beneficiary which is not an individual. Any Beneficiary designation which designates any person or entity other than the Participant’s spouse must be consented to in a form and in accordance with procedures acceptable to the Committee in order to be effective.

6.3    Disability. Upon the Disability of a Participant prior to the expiration of the Term of Deferral, the Participant will receive in cash as required by Section 6.1 the balance then credited to the Participant’s Account. The lump sum distribution or the first installment of the periodic distribution will be made 90 days after the Participant is determined to be disabled, or, if later, as soon as administratively practicable following such date.
6.4    Expiration of Term of Deferral. Upon the expiration of the Term of Deferral, the Participant shall be entitled to receive in cash as required by Section 6.1 the balance credited to the Participant’s Account. Except as provided below, the lump sum distribution or the first installment of the periodic distribution will be made 90 days after the expiration of the Term of Deferral, or, if later, as soon as administratively practicable following such expiration, without regard to whether the Participant is still employed by the Company or not. Payments due to the Separation From Service of a Participant who is an employee of a Company, excluding a Separation From Service due to death or Disability but including due to Retirement, shall be made on the first business day following the six-month anniversary of the Participant’s Separation From Service or as soon as administratively practicable thereafter.
6.5    Unforeseeable Emergency Withdrawals. Any Participant who is in the employ of a Company and is not entitled to a distribution from the Plan may request an unforeseeable emergency withdrawal. No unforeseeable emergency withdrawal can exceed the lesser of the amount credited to the Participant’s Account or the amount reasonably needed to satisfy the unforeseeable emergency need. Whether an unforeseeable emergency exists and the amount reasonably needed to satisfy the unforeseeable emergency need will be determined by the Committee based upon the evidence presented by the Participant and the rules established in this Section. If a hardship withdrawal is approved by the Committee it will be made in cash as required in Section 6.1 within ten days of the Committee’s determination. An unforeseeable emergency for this purpose is a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment under this Section shall not be made to the extent that such emergency is or may be relieved: (i) through reimbursement or compensation by insurance; (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause a severe financial hardship; or (iii) by cessation of deferrals under this Plan and any other plan in which the Participant participates. Such foreseeable needs for funds as the need to send a Participant’s child to college or the desire to purchase a home will not be considered to be an unforeseeable emergency.
6.6    Valuation.
(a)    For purposes of a distribution under Sections 6.2, 6.3 or 6.5, the Valuation Date shall be the first business day coincident with or immediately preceding the date of the distribution.
(b)    For purposes of a distribution under Section 6.4, the Valuation Date shall be as follows:

(1)    the first business day following the date which is 90 days following the expiration of the Term of Deferral or
(2)    in the case of a distribution due to a Separation From Service of an employee, the date which is the six-month anniversary of such Separation From Service or
(3)    in the case of a distribution due to a Separation From Service that occurs within three years after a Change of Control, which Change of Control did not meet the requirements of a “change of control” as defined by section 409A of the Code, the first business day coincident with or following the date of the closing of such Change of Control, but only if the value of the Participant’s account on such Valuation Date would be greater than the value as determined under clause (2) above.
6.7    Mandatory Immediate Lump Sum Payment. Notwithstanding any other provisions of the Plan, if the balance then credited to the Participant’s Account on the date the Participant would commence payment of his benefits under Sections 6.2, 6.3. or 6.4 is less than or equal to $10,000.00, the benefit shall be paid in the form of a lump sum payment.
6.8    Payment Restrictions on Any Portion of a Benefit Determined Not to Be Deductible. Except for hardship withdrawals under Section 6.5, if a Participant has a benefit that is due during a Plan Year and the Committee determines that section 162(m) of the Code could affect the Company’s deduction on the amount paid, the distribution of his benefit will be delayed until December 1 following the end of the Plan Year. Then on such December 1 if the Company’s deduction is determined by the Committee not to be affected, the benefit in total will be distributed immediately. However, if the Committee determines that some portion of the benefit is still affected, then only that portion of the benefit which is deductible by the Company shall be distributed on such December 1 and the distribution of the remaining portion of the benefit will be delayed to the first day of the first complete month of the Plan Year or Years on which a portion or all of the remaining distribution can be made and deducted by the Company on its federal income tax return. The Committee may waive the mandatory deferral required by this Section 6.8 with respect to a Participant who is not a member of the Committee, but such waiver shall only be made on an individual basis and at the time the distribution is to be made.
6.9    Responsibility for Distributions and Withholding of Taxes. The Committee or its designee will furnish information to the Company last employing the Participant, concerning the amount and form of distribution to any Participant entitled to a distribution so that the Company may make or cause the Rabbi Trust to make the distribution required. It will also calculate the deductions from the amount of the benefit paid under the Plan for any taxes required to be withheld by federal, state or local government and will cause them to be withheld. If a Participant has deferred compensation under the Plan while in the service of more than one Company, each Company for which the Participant was working will reimburse the disbursing agent for the amount attributable to compensation deferred while the Participant was in the service of that Company if it has not already provided that funding to the disbursing agent.

ARTICLE VII

ADMINISTRATION
7.1    Committee Appointment. The Committee will be appointed by the Board. The initial Committee members will be Compensation Committee of the Board. Each Committee member will serve until his or her resignation or removal. The Board will have the sole discretion to remove any one or more Committee members and appoint one or more replacement or additional Committee members from time to time.
7.2    Committee Organization and Voting. The Committee will select from among its members a chairman who will preside at all of its meetings and will elect a secretary without regard to whether that person is a member of the Committee. The secretary will keep all records, documents and data pertaining to the Committee’s supervision and administration of the Plan. A majority of the members of the Committee will constitute a quorum for the transaction of business and the vote of a majority of the members present at any meeting will decide any question brought before the meeting. In addition, the Committee may decide any question by vote, taken without a meeting, of a majority of its members. If a member of the Committee is ever appointed who is or becomes a Participant, that Committee member will not vote or act on any matter relating solely to himself.
7.3    Powers of the Committee. The Committee will have the exclusive responsibility for the general administration of the Plan according to the terms and provisions of the Plan and will have all powers necessary to accomplish those purposes, including but not by way of limitation the right, power and authority:
(a)    to make rules and regulations for the administration of the Plan;
(b)    to construe all terms, provisions, conditions and limitations of the Plan;
(c)    to correct any defect, supply any omission or reconcile any inconsistency that may appear in the Plan in the manner and to the extent it deems expedient to carry the Plan into effect for the greatest benefit of all parties at interest;
(d)    to designate the persons eligible to become Participants and to establish the maximum and minimum amounts that may be elected to be deferred;
(e)    to determine all controversies relating to the administration of the Plan, including but not limited to:
(1)    differences of opinion arising between the Company and a Participant except when the difference of opinion relates to the entitlement to, the amount of or the method or timing of a distribution of a benefit affected by a Change of Control, in which event it shall be decided by judicial action; and
(2)    any question it deems advisable to determine in order to promote the uniform administration of the Plan for the benefit of all parties at interest;

(f)    to select the menu of Investment Funds available for purposes of determining the amount of the Company’s obligation to any Participant under the Plan; and
(g)    to delegate by written notice those duties of the Committee, as it deems necessary or advisable for the proper and efficient administration of the Plan.
7.4    Committee Discretion. The Committee, in exercising any power or authority granted under the Plan or in making any determination under the Plan, shall perform or refrain from performing those acts using its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties. The Committee’s decision shall never be subject to de novo review. Notwithstanding the foregoing, the Committee’s decision, refraining to act or acting is to be subject to judicial review for those incidents occurring during the Plan Year in which a Change of Control occurs and during the next three succeeding Plan Years.
7.5    Annual Statements. The Committee will cause each Participant to receive an annual statement as soon as administratively possible after the conclusion of each Plan Year containing the amounts deferred, the Company match, if any, and the income accrued on the deferred and matched amounts.
7.6    Reimbursement of Expenses. The Committee will serve without compensation for their services but will be reimbursed by the Sponsor for all expenses properly and actually incurred in the performance of their duties under the Plan.
7.7    Limitation on Liability. Neither the Committee nor its designees will be liable for any decision or action taken in good faith in connection with the administration of the Plan. Without limiting the generality of the foregoing, any decision or action taken by the Committee when it relies upon information supplied it by any officer of the Company, the Company’s legal counsel, the Company’s independent accountants or other advisors in connection with the administration of the Plan will be deemed to have been taken in good faith. None of the Company, the Committee or any designee of the Committee shall bear any liability with respect to the investment performance of any of the Investment Funds and none of them are under any obligation to furnish the Participants any financial information concerning the Investment Funds. Each Participant is solely responsible for the results of any investment selections and none of the Company, the Committee or any designee of the Committee makes any representations concerning the advisability of investing or refraining from investing in any particular Investment Fund.

ARTICLE VIII

ADOPTION BY SUBSIDIARIES
8.1    Procedure for and Status After Adoption. Any Subsidiary may, with the approval of the Committee, adopt the Plan by appropriate action of its board. The terms of the Plan will apply separately to each Subsidiary adopting the Plan and its Participants in the same manner as is expressly provided for the Sponsor and its Participants except that the powers of the Board and the Committee under the Plan will be exercised by the Board alone. The Sponsor and each Subsidiary adopting the Plan will bear the cost of providing plan benefits for its own Participants. It is intended that the obligation of the Sponsor and each Subsidiary with respect to its Participants will be the sole obligation of the Company that is employing the Participant and will not bind any other Company.
8.2    Termination of Participation by Adopting Subsidiary. Any Subsidiary adopting the Plan may, by appropriate action of its board of directors, terminate its participation in the Plan. The Committee may, in its discretion, also terminate a Subsidiary’s participation in the Plan at any time. The termination of the participation in the Plan by a Subsidiary will not, however, affect the rights of any Participant who is working or has worked for the Subsidiary as to amounts or Stock Fund Units previously standing to his credit in his Account or reduce the income accrued on amounts deferred by him or matched by the Company and credited to his Account whether in cash or in Stock Fund Units, prior to the distribution of the benefit to the Participant without his consent.

ARTICLE IX

AMENDMENT AND/OR TERMINATION
9.1    Amendment or Termination of the Plan. The Board may amend or terminate the Plan at any time by an instrument in writing without the consent of any adopting Company; provided, however, that no amendment of the Plan shall apply to amounts deferred and vested on or before December 31, 2004, unless the instrument explicitly states that the amendment shall apply to such amounts.
9.2    No Retroactive Effect on Awarded Benefits. No amendment will affect the rights of any Participant to the amounts, whether deemed invested in the Company Stock Fund or the Investment Funds, then standing to his credit in his Account, to change the method of calculating the income already accrued or to accrue in the future on amounts already deferred by him or matched by the Company prior to the date of the amendment or to change a Participant’s right under any provision relating to a Change of Control after a Change of Control has occurred, without the Participant’s consent. However, the Board shall retain the right at any time to change in any manner the method of calculating the match by the Company and the income to accrue on all amounts to be deferred in the future by a Participant and/or to be matched in the future by the Company after the date of the amendment if it has been announced to the Participants.
9.3    Effect of Termination. If the Plan is terminated, all amounts, whether deemed invested in the Company Stock Fund or the Investment Funds, deferred by Participants and matched by the Company will continue to be held under the terms of the Plan until all amounts have been distributed according to the elections made by the Participants or the directives made by the Committee prior to the deferrals. The forfeiture provisions of Sections 5.1(b), 5.2 and 5.3 and the restriction set out in Section 6.8 would continue to apply throughout the period after the termination of the Plan but prior to the completed distribution of all benefits. The Board may terminate the Plan within the 30 days preceding or the 12 months following a Change of Control, as defined by section 409A of the Code, or as otherwise permitted under section 409A of the Code, and distribute the value of the Participants’ Accounts to Participants in the manner and at the time determined by the Committee, in its sole discretion, subject to Section 9.2 and as permitted by section 409A of the Code.

ARTICLE X

FUNDING
10.1    Payments Under This Agreement Are the Obligation of the Company. The Company will distribute, or direct the trustee of the funding trust contemplated by Section 10.2, if any, to distribute the benefits due the Participants under the Plan; however, should it fail to do so when a benefit is due and such funding trust exists, the benefit will be distributed by the trustee of such funding trust. If the Company directly distributes benefits due to Participants, the funding trust shall, upon written request by the Company, accompanied by documentation supporting such distribution, reimburse the Company for the amount of benefit distributed to the Participant. In any event, if the trust fails to distribute a benefit for any reason, the Company still remains liable for all benefits provided by the Plan.
10.2    Agreement May Be Funded Through Rabbi Trust. It is specifically recognized by both the Company and the Participants that the Company may, but is not required to transfer any funds, shares of Common Stock or other assets that it finds desirable to a trust established to accumulate assets sufficient to fund the obligations of all of the Companies signatory to the Plan. However, under all circumstances, the Participants will have no rights to any of those assets; and likewise, under all circumstances, the rights of the Participants to the assets held in the trust will be no greater than the rights expressed in this agreement. Nothing contained in the trust agreement which creates the funding trust will constitute a guarantee by any Company that assets of the Company transferred to the trust will be sufficient to fund all benefits under the Plan or would place the Participant in a secured position ahead of general creditors should the Company become insolvent or bankrupt. Any trust agreement prepared to fund the Company’s obligations under this agreement must specifically set out these principles so it is clear in that trust agreement that the Participants in the Plan are only unsecured general creditors of the Company in relation to their benefits under the Plan.
Notwithstanding the foregoing, no assets shall be set aside or reserved (directly or indirectly) in a trust (or other arrangement as determined by the Internal Revenue Service), or transferred to a trust or other arrangement established to fund the Company’s obligations under the Plan during any Restricted Period for purposes of paying benefits to an Applicable Covered Employee. The rule contained in the preceding sentence does not apply to assets set aside, reserved or transferred before or after a Restricted Period.
10.3    Reversion of Excess Assets. Any adopting Company may, at any time, request the actuary who last performed the annual actuarial valuation of the Quanex Building Products Corporation Employees’ Pension Plan, to determine the present Account balance, assuming the accrual rate for income not to be reduced (whether it actually is or not), as of the month end coincident with or next preceding the request, of all Participants and Beneficiaries of deceased Participants for which all Companies are or will be obligated to make benefit distributions under the Plan. If the fair market value of the assets held in the trust, as determined by the Trustee as of that same date exceeds the total of the Account balances of all Participants and Beneficiaries by 25 percent (25%), any Company may direct the trustee to return to each Company its proportionate part of the assets which are in excess of 125 percent (125%) of the Account balances. Each Company’s share of the excess assets will be the Participants’ Accounts accrued while in the employ of that Company as compared to the total of the Account balances accrued by all Participants under the Plan times the excess assets. If there has been a Change of Control, for the purpose of determining if there are excess funds, all contributions made prior to the Change of Control will be subtracted from the fair market value of the assets held in the trust as of the determination date but before the determination is made.
Notwithstanding the foregoing, if the Company directly distributes benefits due to Participants, the funding trust shall reimburse the Company for the amount of benefit distributed to the Participant, as provided in Section 10.1.
10.4    Participants Must Rely Only on General Credit of the Company. It is also specifically recognized by both the Company and the Participants that the Plan is only a general corporate commitment and that each Participant must rely upon the general credit of the Company for the fulfillment of its obligations under the Plan. Under all circumstances the rights of Participants to any asset held by the Company will be no greater than the rights expressed in this agreement. Nothing contained in this agreement will constitute a guarantee by the Company that the assets of the Company will be sufficient to distribute any benefits under the Plan or would place the Participant in a secured position ahead of general creditors of the Company. Though the Company may establish or become a signatory to a Rabbi Trust, as indicated in Section Error! Reference source not found., to accumulate assets to fulfill its obligations, the Plan and any such trust will not create any lien, claim, encumbrance, right, title or other interest of any kind in any Participant in any asset held by the Company, contributed to any such trust or otherwise designated to be used in fulfillment of any of its obligations created in this agreement. No specific assets of the Company have been or will be set aside, or will in any way be transferred to the trust or will be pledged in any way for the performance of the Company’s obligations under the Plan which would remove such assets from being subject to the general creditors of the Company.

ARTICLE XI

MISCELLANEOUS
11.1    Limitation of Rights. Nothing in the Plan will be construed:
(c)    to give any employee of any Company any right to be designated a Participant in the Plan;
(d)    to give a Participant any right with respect to the compensation deferred, the Company match or the income accrued and credited in the Deferred Compensation Ledger except in accordance with the terms of the Plan;
(e)    to limit in any way the right of the Company to terminate a Participant’s employment with the Company at any time;
(f)    to evidence any agreement or understanding, expressed or implied, that the Company will employ a Participant in any particular position or for any particular remuneration; or
(g)    to give a Participant or any other person claiming through him any interest or right under the Plan other than that of any unsecured general creditor of the Company.
11.2    Distributions to Incompetents or Minors. Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Committee is authorized to distribute the benefit due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those assets for the benefit of the minor or incompetent in any manner the Committee determines in its sole discretion.
11.3    Nonalienation of Benefits. No right or benefit provided in the Plan will be transferable by the Participant except, upon his death, to a named Beneficiary as provided in the Plan. No right or benefit under the Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No right or benefit under the Plan will in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or any Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under the Plan, that right or benefit will, in the discretion of the Committee, cease. In that event, the Committee may have the Company hold or apply the right or benefit or any part of it to the benefit of the Participant or Beneficiary, his or her spouse, children or other dependents or any of them in any manner and in any proportion the Committee believes to be proper in its sole and absolute discretion, but is not required to do so.
11.4    Expenses Incurred in Enforcing the Plan. The Company will, in addition, pay a Participant for all legal fees and expenses incurred by him in contesting or disputing his termination or in seeking to obtain or enforce any benefit provided by the Plan if the termination occurs in the Plan Year in which a Change of Control occurs or during the next three succeeding Plan Years following the Plan Year in which a Change of Control occurs except to the extent that the payment of those fees or expenses are restricted under Section 6.8.
11.5    Reliance Upon Information. The Committee will not be liable for any decision or action taken or not taken in good faith in connection with the administration of the Plan. Without limiting the generality of the foregoing, any decision or action taken or not taken by the Committee when it relies upon information supplied it by any officer of the Company, the Company’s legal counsel, the Company’s independent accountants or other advisors in connection with the administration of the Plan will be deemed to have been taken in good faith.
11.6    Severability. If any term, provision, covenant or condition of the Plan is held to be invalid, void or otherwise unenforceable, the rest of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated.
11.7    Notice. Any notice or filing required or permitted to be given to the Committee or a Participant will be sufficient if in writing and hand-delivered or sent by U.S. mail to the principal office of the Company or to the residential mailing address of the Participant. Notice will be deemed to be given as of the date of hand-delivery or if delivery is by mail, as of the date shown on the postmark.
11.8    Gender and Number. If the context requires it, words of one gender when used in the Plan will include the other genders, and words used in the singular or plural will include the other.
11.9    Governing Law. The Plan will be construed, administered and governed in all respects by the laws of the State of Texas.
11.10    Section 409A. The Plan is intended to be a nonqualified deferred compensation arrangement and is not intended to meet the requirements of section 401(a) of the Code. The Plan is intended to meet the requirements of section 409A of the Code and shall be administered in a manner that is intended to meet those requirements and shall be construed and interpreted in accordance with such intent. To the extent that a deferral, accrual, vesting or payment of an amount under the Plan is subject to section 409A of the Code, except as the Committee otherwise determines in writing, the amount will be deferred, accrued, vested or paid in a manner that will meet the requirements of section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the deferral, accrual, vesting or payment shall not be subject to the excise tax applicable under section 409A of the Code. Any provision of the Plan that would cause the deferral, accrual, vesting or payment of an amount under the Plan to fail to satisfy section 409A of the Code shall be amended (in a manner that as closely as practicable achieves the original intent of the Plan) to comply with section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under section 409A of the Code. In the event additional regulations or other guidance is issued under section 409A of the Code or a court of competent jurisdiction provides additional authority concerning the application of section 409A of the Code with respect to the distributions under the Plan, then the provisions of the Plan regarding distributions shall be automatically amended to permit such distributions to be made at the earliest time permitted under such additional regulations, guidance or authority that is practicable and achieves the intent of the Plan prior to its amendment to comply with section 409A of the Code.
11.11    Amendment and Restatement of the Plan. Except as specifically provided, the amendment and restatement of the Prior Plan effective as of January 1, 2005, and this Plan effective as of the Effective Date shall apply only to amounts deferred and vested on or after January 1, 2005. The provisions of the Prior Plan prior to its amendment and restatement effective as of January 1, 2005 shall apply to any amounts that were earned and vested under the Prior Plan on or before December 31, 2004. The amendment and restatement of the Plan is not intended to be a material modification of the Plan or Prior Plan with respect to amounts deferred and vested on or before December 31, 2004, and, any provision of the Plan that is considered to be a material modification of the Plan or Prior shall be retroactively amended to the extent required to prevent such provision from being considered a material modification of the Plan with respect to such amounts.

IN WITNESS WHEREOF, the Sponsor has executed this amended and restated Plan this ____ day of _____________, 2008, effective as of the Effective Date.
QUANEX BUILDING

                            PRODUCTS CORPORATION

Kevin P. Delaney, Senior Vice President – General Counsel and Secretary